Exhibit 10.35
                                                                      1994 10-K


                                AMENDMENT NO. 1

                                      TO

                             PURCHASING AGREEMENT



         AMENDMENT NO. 1 TO PURCHASING AGREEMENT, dated as of May 28, 1994, between JENNIFER CONVERTIBLES, INC., a Delaware corporation ("Jennifer"), and JARA ENTERPRISES, INC., a New York corporation (the "Private Company")


                             W I T N E S S E T H:


         WHEREAS, Jennifer and the Private Company are parties to a Purchasing Agreement (the "Purchasing Agreement"), dated as of December 31, 1993, pursuant to which the parties agreed to certain merchandise purchasing arrangements in connection with the operation of Jennifer Convertibles stores;

         WHEREAS, the parties desire to amend certain of the terms and conditions of the Purchasing Agreement upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto hereby agree as fol1ows:

         1. Definitions. All terms used herein which are defined in the Purchasing Agreement and not otherwise defined herein are used herein as defined therein.

         2. Amendment to Section 2(a) . Section 2(a) of the Purchasing Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

              "2. Purchasing. (a) Private Company, its subsidiaries, its licensees and those stores now managed by the Private Company and set forth in Schedule 1 attached hereto (the "Managed Stores"), shall purchase from Jennifer and Jennifer shall sell to the Private
         Company, its subsidiaries, licensees and Managed Stores, Pre-purchased Inventory and Special Order Merchandise at Jennifer's cost as invoiced by the supplier for such Pre-purchased Inventory and Special Order Merchandise. In respect of Merchandise purchased by the Private Company, its subsidiaries, licensees or Managed Stores, the Private Company shall receive the benefit of any discounts or rebates, including, without limitation, volume related discounts and warehouse handling, truckload or other shipping discounts (other than early payment discounts) (collectively referred to as "Rebates") to the extent such Rebates are refunded or credited to Jennifer by its suppliers and on a monthly basis Jennifer shall remit to Jennifer - New York, Inc., on behalf of the Private Company, all such Rebates to which the Private Company is entitled to hereunder, either (i) in the event Rebates are credited by a supplier then, on or before the fifteenth day of each calendar month, Jennifer shall remit an amount equal to the Private Company's share of all such Rebates generated on account of invoices paid by Jennifer during the prior month or (ii) in the event Rebates are directly remitted to Jennifer by check or other means of payment from a supplier then, on or before the fifteenth day of each calendar month, Jennifer shall remit an amount equal to the Private Company's share of all such Rebates reflected in the Rebate payments directly made by such suppliers during the prior month, provided, however, that in the case of both clauses (i) and (ii) above the Private Company has in fact paid Jennifer for the Merchandise relating to any such Rebates to be remitted to the Private Company hereunder. The Private Company, its subsidiaries, licensees and Managed Stores shall have no interest in, and shall not be entitled to, any Rebates refunded or credited to Jennifer by its suppliers and attributable to Merchandise purchased by Jennifer or any of its subsidiaries or affiliates or partnerships controlled by Jennifer or any subsidiary of Jennifer, for sale other than to the Private Company, its subsidiaries, licensees and Managed Stores, it being acknowledged and agreed that all such Rebates (including early payment discounts) shall be for the sole and exclusive benefit of Jennifer."

         3. Amendment to Section 2(b). Section 2(b) of the Purchasing Agreement is hereby amended by adding the phrase "or Managed Stores" after the word "licensees" appearing therein.

         4. Amendment to Section 2(c). Section 2(c) of the Purchasing Agreement is hereby amended by adding the phrase "or Managed Stores" after the word "licensees" in each instance where such word appears therein other than at the end of such Section.

         5. Amendment to Section 3. Section 3 of the Purchasing Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

              "3. Payment. The Private Company shall, and shall cause each of its subsidiaries, and licensees and Managed Stores to, pay Jennifer
         (i) for all Pre-purchased Inventory purchased, within thirty (30) days of when such Prepurchased Inventory is delivered to customers of the Private Company, such subsidiary or such licensee or Managed Store, and (ii) for all Special Order Merchandise purchased, within thirty (30) days after the arrival of such Special Order Merchandise at the Warehouse, or on such better terms as may be available from time to time to any of Jennifer's licensees (other than Jennifer's subsidiaries).

         6. Amendment to Section 4. Section 4 of the Purchasing Agreement is hereby amended by adding the phrase ", provided, however, that notwithstanding any such termination the Private Company, and each of its subsidiaries, licensees and Managed Stores, shall remain liable to pay Jennifer all amounts then due and owing by them hereunder.

         7. Promissory Note. In order to evidence a $1,000,000 receivable currently on the books of Jennifer in respect of Rebates owed by the Private Company to Jennifer for periods prior to January 1, 1994, the Private Company shall deliver to Jennifer the promissory note, substantially in the form attached hereto as Exhibit A, which note shall be in the original principal amount of $1,000,000 and payable in 36 equal consecutive monthly installments commencing August 1, 1994, together with 8% interest.

         8. Continued Effectiveness. The Purchasing Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that all references in the Purchasing Agreement to "this Agreement", "hereto", "herein", "thereof", "hereunder" or words of like import referring to the Purchasing Agreement shall mean the Purchasing Agreement as amended by this Amendment.

         9. Effective Date. The provisions of this Amendment shall be retroactive to, and effective as of, January 1, 1994.

         10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and together which shall be deemed one instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                                       JENNIFER CONVERTIBLES, INC.


                                       By: /s/ Harley J. Greenfield
                                          --------------------------------
                                          Name:  Harley J. Greenfield
                                          Title: President

                                       JARA ENTERPRISES, INC.


                                       By: /s/ Fred J. Love
                                          --------------------------------
                                          Name:  Fred J. Love
                                          Title: President

                                  Schedule 1

                                Managed Stores
                                --------------

GSB Park Slope, Inc.
498 Fifth Avenue
Brooklyn, New York 11215

Jennifer Clarkstown, Inc.
83 East Route 49
Nanuet, New York 10954

Great South Bay Branford, Inc.
249 West Main Street
Branford, Connecticut 06405

Annapolis-Jennifer, Inc.
2488 Solomons Island Road
Annapolis, Maryland 21401

Rudzin 149th Street Furniture, Inc.
349 East 149th Street
Bronx, New York 10451

Jennifer Short Hills LIC., Inc.
688 Morris Turnpike
Short Hills, New Jersey 07078

GSB Bensonhurst, Inc.
6317 18th Avenue
Brooklyn, New York 11204

Rudzin Elmhurst Furniture, Inc.
88-12 Queens Boulevard
Elmhurst, New York 11373

Cutler Ridge
19415 South Dixie Highway
Miami, Florida 33157